PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 2ND QUARTER 2021 EARNINGS
•2ND QUARTER GAAP NET INCOME OF $0.60 PER COMMON SHARE
•2ND QUARTER CORE EARNINGS(1) OF $0.54 PER COMMON SHARE WHICH INCLUDES $0.16 OF INCOME FROM SECURITIES THAT HAVE BEEN CALLED
•GAAP BOOK VALUE OF $11.45 PER COMMON SHARE
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the second quarter ended June 30, 2021. The Company’s GAAP net income for the second quarter was $145 million, or $0.60 per common share. Core earnings(1) for the second quarter ended June 30, 2021 was $130 million, or $0.54 per common share.

“This quarter we continued to make significant progress towards optimization of our liability structure. For the first six months of 2021 we successfully refinanced 12 legacy CIM securitizations supporting more than $5.6 billion loans”, said Mohit Marria, Chimera’s CEO and Chief Investment Officer. “The result of these transactions has lowered our overall cost of debt by approximately 245 basis points and we expect this cost savings to continue to benefit our shareholders in the future.”

(1) Core earnings per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 5.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	June 30, 2021	December 31, 2020
Cash and cash equivalents	$346,951	$269,090
Non-Agency RMBS, at fair value (net of allowance for credit losses of $508 thousand and $180 thousand, respectively)	1,919,668	2,150,714
Agency RMBS, at fair value	76,820	90,738
Agency CMBS, at fair value	1,236,507	1,740,368
Loans held for investment, at fair value	12,150,868	13,112,129
Accrued interest receivable	75,314	81,158
Other assets	53,931	78,822
Total assets (1)	$15,860,059	$17,523,019
Liabilities:
Secured financing agreements ($4.8 billion and $6.7 billion pledged as collateral, respectively)	$3,554,428	$4,636,847
Securitized debt, collateralized by Non-Agency RMBS ($453 million and $505 million pledged as collateral, respectively)	99,559	113,433
Securitized debt at fair value, collateralized by Loans held for investment ($11.5 billion and $12.4 billion pledged as collateral, respectively)	8,371,511	8,711,677
Long term debt	20,550	51,623
Payable for investments purchased	58,467	106,169
Accrued interest payable	23,128	40,950
Dividends payable	87,050	77,213
Accounts payable and other liabilities	17,935	5,721
Total liabilities (1)	$12,232,628	$13,743,633

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 500,000,000 shares authorized, 235,557,640 and 230,556,760 shares issued and outstanding, respectively	2,356	2,306
Additional paid-in-capital	4,352,986	4,538,029
Accumulated other comprehensive income	456,113	558,096
Cumulative earnings	4,202,806	3,881,894
Cumulative distributions to stockholders	(5,387,202)	(5,201,311)
Total stockholders' equity	$3,627,431	$3,779,386
Total liabilities and stockholders' equity	$15,860,059	$17,523,019
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of June 30, 2021, and December 31, 2020, total assets of consolidated VIEs were $11,090,458 and $12,165,017, respectively, and total liabilities of consolidated VIEs were $7,786,837 and $8,063,110, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net interest income:
Interest income (1)	$252,677	$245,922	$495,805	$546,189
Interest expense (2)	80,610	129,256	188,677	271,339
Net interest income	172,067	116,666	307,128	274,850

Increase/(decrease) in provision for credit losses	453	(4,497)	327	1,817

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	—	—	—	201,000
Realized gains (losses) on terminations of interest rate swaps	—	—	—	(463,966)
Net realized gains (losses) on derivatives	—	—	—	(41,086)
Net gains (losses) on derivatives	—	—	—	(304,052)
Net unrealized gains (losses) on financial instruments at fair value	36,108	(171,921)	306,120	(432,809)
Net realized gains (losses) on sales of investments	7,517	26,380	45,313	102,234
Gains (losses) on extinguishment of debt	(21,777)	459	(258,914)	459
Total other gains (losses)	21,848	(145,082)	92,519	(634,168)

Other expenses:
Compensation and benefits	9,230	10,255	22,669	23,190
General and administrative expenses	6,173	5,963	11,371	11,100
Servicing and asset manager fees	9,081	10,072	18,362	20,601
Transaction expenses	5,745	4,710	22,182	9,616
Total other expenses	30,229	31,000	74,584	64,507
Income (loss) before income taxes	163,233	(54,919)	324,736	(425,642)
Income tax expense (benefit)	(88)	36	3,824	68
Net income (loss)	$163,321	$(54,955)	$320,912	$(425,710)

Dividends on preferred stock	18,438	18,438	36,875	36,875

Net income (loss) available to common shareholders	$144,883	$(73,393)	$284,037	$(462,585)

Net income (loss) per share available to common shareholders:
Basic	$0.63	$(0.37)	$1.23	$(2.39)
Diluted	$0.60	$(0.37)	$1.14	$(2.39)

Weighted average number of common shares outstanding:
Basic	231,638,042	199,282,790	231,105,595	193,150,696
Diluted	241,739,536	199,282,790	251,723,940	193,150,696

(1) Includes interest income of consolidated VIEs of $149,115 and $169,127 for the quarters ended June 30, 2021 and 2020, respectively, and $307,214 and $343,809 for the six months ended June 30, 2021 and 2020, respectively.

(2) Includes interest expense of consolidated VIEs of $50,935 and $70,816 for the quarters ended June 30, 2021 and 2020, respectively, and $116,141 and $135,445 for the six months ended June 30, 2021 and 2020, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Comprehensive income (loss):
Net income (loss)	$163,321	$(54,955)	$320,912	$(425,710)
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(26,215)	61,399	(64,867)	(137,805)
Reclassification adjustment for net realized losses (gains) included in net income	(11,323)	(26,380)	(37,116)	(33,021)
Other comprehensive income (loss)	(37,538)	35,019	(101,983)	(170,826)
Comprehensive income (loss) before preferred stock dividends	$125,783	$(19,936)	$218,929	$(596,536)
Dividends on preferred stock	$18,438	$18,438	$36,875	$36,875
Comprehensive income (loss) available to common stock shareholders	$107,345	$(38,374)	$182,054	$(633,411)

Core earnings
Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, interest expense on long term debt, changes in the provision for credit losses, and transaction expenses incurred. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense.

As defined, core earnings is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. We believe that the presentation of core earnings provides us and investors with a useful measure, but has important limitations. We believe core earnings as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions but, is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating core earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported core earnings may not be comparable to the core earnings reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average diluted common share amounts. Core earnings is presented on an adjusted dilutive shares basis. Certain prior period amounts have been reclassified to conform to the current period's presentation.

	For the Quarters Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$144,883	$139,153	$128,797	$348,891	$(73,393)
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	(36,108)	(270,012)	(61,379)	(260,766)	171,921
Net realized (gains) losses on sales of investments	(7,517)	(37,796)	329	(65,041)	(26,380)
(Gains) losses on extinguishment of debt	21,777	237,137	(919)	55,794	(459)
Interest expense on long term debt	959	1,076	1,197	1,495	4,391
Increase (decrease) in provision for credit losses	453	(126)	13	(1,650)	(4,497)
Transaction expenses	5,745	16,437	3,827	1,624	4,710
Stock Compensation expense for retirement eligible awards	(361)	661	(225)	(275)	(273)
Core Earnings	$129,831	$86,530	$71,640	$80,072	$76,020

GAAP net income per diluted common share	$0.60	$0.54	$0.49	$1.32	$(0.37)
Core earnings per adjusted diluted common share	$0.54	$0.36	$0.29	$0.33	$0.32

The following tables provide a summary of the Company’s MBS portfolio at June 30, 2021 and December 31, 2020.

	June 30, 2021
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,405,783	$49.69	79.45	4.4%	17.4%
Subordinated	827,198	67.30	73.04	3.9%	6.5%
Interest-only	4,217,507	5.06	4.71	1.7%	12.7%
Agency RMBS
Interest-only	1,164,844	9.47	6.60	1.3%	1.4%
Agency CMBS
Project loans	974,756	101.78	112.25	4.2%	4.1%
Interest-only	2,412,480	5.71	5.90	0.7%	4.6%
(1) Bond Equivalent Yield at period end.

	December 31, 2020
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,560,135	$50.65	$81.90	4.5%	16.9%
Subordinated	905,674	62.46	67.43	3.8%	6.3%
Interest-only	5,628,240	4.43	4.66	1.5%	16.2%
Agency RMBS
Interest-only	1,262,963	9.41	7.18	1.7%	1.6%
Agency CMBS
Project loans	1,527,621	101.81	112.23	4.1%	3.8%
Interest-only	1,326,665	1.78	1.95	0.6%	8.4%
(1) Bond Equivalent Yield at period end.

At June 30, 2021 and December 31, 2020, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	June 30, 2021			December 31, 2020
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$105,673	0.73%	0.70% - 0.78%	$—	NA	NA
1 to 29 days	1,248,179	0.84%	0.08% - 3.25%	1,521,134	0.38%	0.20% - 2.72%
30 to 59 days	267,897	1.57%	1.38% - 1.96%	481,257	4.35%	2.42% - 6.61%
60 to 89 days	459,140	2.16%	1.38% - 2.44%	352,684	2.78%	1.34% - 6.30%
90 to 119 days	51,944	1.82%	1.82% - 1.82%	301,994	7.97%	7.97% - 7.97%
120 to 180 days	122,765	1.77%	1.77% - 1.77%	595,900	5.29%	2.40% - 6.26%
180 days to 1 year	146,296	1.79%	0.95% - 1.95%	345,204	3.60%	3.25% - 4.50%
1 to 2 years	837,513	3.96%	2.85% - 4.38%	—	NA	NA
2 to 3 years	—	NA	NA	642,696	4.91%	1.65% - 7.00%
Greater than 3 years	315,021	5.56%	5.56% - 5.56%	395,978	5.56%	5.56% - 5.56%
Total	$3,554,428	2.30%		$4,636,847	3.41%
(1) The values for secured financing agreements in the table above is net of $4 million and $8 million of deferred financing cost as of June 30, 2021 and December 31, 2020, respectively.

The following table summarizes certain characteristics of our portfolio at June 30, 2021 and December 31, 2020.

	June 30, 2021	December 31, 2020
GAAP Leverage at period-end	3.3:1	3.6:1
GAAP Leverage at period-end (recourse)	1.0:1	1.2:1

	June 30, 2021	December 31, 2020	June 30, 2021	December 31, 2020
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	10.4%	10.2%	12.5%	12.6%
Senior	5.0%	5.0%	7.3%	7.5%
Subordinated	3.9%	3.6%	3.9%	3.6%
Interest-only	1.5%	1.6%	1.3%	1.5%
Agency RMBS	0.8%	0.7%	0.5%	0.5%
Pass-through	—%	—%	—%	—%
Interest-only	0.8%	0.7%	0.5%	0.5%
Agency CMBS	8.0%	10.0%	8.0%	10.2%
Project loans	7.0%	9.9%	7.1%	10.0%
Interest-only	1.0%	0.1%	0.9%	0.2%
Loans held for investment	80.8%	79.1%	79.0%	76.7%
Fixed-rate percentage of portfolio	95.0%	94.9%	93.7%	93.2%
Adjustable-rate percentage of portfolio	5.0%	5.1%	6.3%	6.8%

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized (Gains) Losses on Interest Rate Swaps	Interest Expense on Long Term Debt	Economic Interest Expense	GAAP Net Interest Income	Net Realized Gains (Losses) on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended June 30, 2021	$252,677	$80,610	$—	$(959)	$79,651	$172,067	$—	$936	$173,003
For the Quarter Ended March 31, 2021	$243,127	$108,066	$—	$(1,076)	$106,990	$135,061	$—	$1,065	$136,126
For the Quarter Ended December 31, 2020	$236,156	$120,285	$—	$(1,197)	$119,088	$115,871	$—	$1,177	$117,048
For the Quarter Ended September 30, 2020	$247,905	$124,557	$—	$(1,495)	$123,062	$123,348	$—	$1,487	$124,835
For the Quarter Ended June 30, 2020	$245,922	$129,256	$—	$(4,391)	$124,865	$116,666	$—	$4,358	$121,024
(1) Primarily interest expense on Long term debt and interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	June 30, 2021			June 30, 2020
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$111,271	$346	1.2%	$132,915	$682	2.1%
Agency CMBS	1,106,926	29,985	10.8%	2,223,629	20,161	3.6%
Non-Agency RMBS	1,499,262	69,716	18.6%	1,758,255	57,515	13.1%
Loans held for investment	11,744,270	152,607	5.2%	13,202,723	167,531	5.1%
Total	$14,461,729	$252,654	7.0%	$17,317,522	$245,889	5.7%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Secured financing agreements collateralized by:
Agency RMBS	$60,528	$116	0.8%	$77,114	$228	1.2%
Agency CMBS	1,004,043	296	0.1%	2,188,202	2,346	0.4%
Non-Agency RMBS	852,582	7,616	3.6%	1,292,934	22,408	6.9%
Loans held for investment	1,875,395	16,483	3.5%	2,978,013	27,338	3.7%
Securitized debt	8,629,541	55,140	2.6%	8,459,641	72,545	3.4%
Total	$12,422,089	$79,651	2.6%	$14,995,904	$124,865	3.3%

Economic net interest income/net interest rate spread		$173,003	4.4%		$121,024	2.4%

Net interest-earning assets/net interest margin	$2,039,640		4.8%	$2,321,618		2.8%

Ratio of interest-earning assets to interest bearing liabilities	1.16			1.15

(1) Interest-earning assets at amortized cost

The table below shows our Net Income and Economic Net Interest Income as a percentage of average stockholders' equity and Core Earnings as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity.  Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Core Earnings are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended June 30, 2021	18.16%	19.24%	19.47%
For the Quarter Ended March 31, 2021	17.16%	14.82%	12.62%
For the Quarter Ended December 31, 2020	15.76%	12.53%	10.21%
For the Quarter Ended September 30, 2020	41.43%	14.08%	12.24%
For the Quarter Ended June 30, 2020	(6.62)%	14.58%	12.72%
* Includes effect of realized losses on interest rate swaps and excludes long term debt expense.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Balance, beginning of period	$358,562	$409,690	$422,981	$410,447	$438,232
Accretion of discount	(37,986)	(24,023)	(21,281)	(20,045)	(22,508)
Purchases	(3,453)	—	758	2,096	—
Sales and deconsolidation	(17,123)	(41,651)	98	—	(23,425)
Transfers from/(to) credit reserve, net	38,024	14,546	7,134	30,483	18,148
Balance, end of period	$338,024	$358,562	$409,690	$422,981	$410,447

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.